Exhibit 23.1






                            Accountants' Consent





The Board of Directors
AquaPenn Spring Water Co., Inc.



We consent to the use of our report dated October 21, 1997, except for note 15 which is as of October 24, 1997, included in this Registration Statement on Form S-1 of AquaPenn Spring Water Co., Inc. and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data."



/s/ KPMG Peat Marwick LLP
---------------------------
State College, Pennsylvania
October 24, 1997